Exhibit 23.1

Consent of Independent Auditors

ARS Networks, Incorporated
100 Walnut Street
Champlain, New York  12919

            We hereby consent to the incorporation by reference in this Registration Statement of our report dated April 30, 2002 related to the consolidated financial statements of ARS Networks, Incorporated and Subsidiary appearing in the Company's Annual Report on Form 10-KSB for the year ended January 31, 2002.  Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.

/s/ Lougen, Valenti, Bookbinder & Weintraub, LLP

Lougen, Valenti, Bookbinder & Weintraub, LLP
Amherst, New York
July 30, 2003